UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

Commission File Number 0-23903

eAUTOCLAIMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On May 30, 2008, the Chairman of the Board agreed to convert his $200,000 in outstanding notes into shares of the Company’s common stock at the fair market value of $.035 per share. Accordingly, a total of 5,714,285 shares were issued as a result of this conversion. Also on May 30, 2008 the Company raised an additional $400,000 for working capital from the Chairman through the issuance of shares and warrants of the Company’s common stock. As a result of this transaction the Company issued a total of 11,428,571 shares to the Chairman at the approximate fair market value of $.035 per share. The Company also issued a three year warrant to purchase 8,571,428 shares of the Company’s common stock at an exercise price of $.035 per share. The Company paid a total of $24,000 to an agent for helping to facilitate this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number Description

99.1	Common Stock Purchase Warrant

99.2	Subscription Agreement

99.3	Conversion Letter

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2008	eAUTOCLAIMS, INC.
	By:	/s/ Jeffrey Dickson
	Print Name:	Jeffrey Dickson
	Title:	CEO and President